Exhibit 99.1

Issuer Direct Reports Third-Quarter Fiscal Year 2010 Results

2010 third quarter revenue increased by 24% compared to same period 2009

MORRISVILLE, N.C., November 8, 2010 (GLOBE NEWSWIRE) -- Issuer Direct Corporation (OTC: ISDR- News), a market leader and innovator of unified regulatory, disclosure and compliance solutions, today reported financial results for the third quarter ended September 30, 2010. Additionally, the company anticipates filing its quarterly report including its financials in eXtensible Business Reporting Language (XBRL) with the Securities and Exchange Commission before market close today.

Highlights for the Third Quarter:

●	Increased revenue by 24% as compared to the same period of fiscal 2009.
●	Non-GAAP net income was positive for the quarter.
●	Transfer Agent business segment increased by 447% as compared to the same period of fiscal 2009.
●	More than tripled cash reserves for the period ended September 30, 2010 as compared to December 31, 2009.
●	Expanded Corporate Headquarters during the quarter to a new 16,079 square foot facility in North Carolina.

Financial Results

In the third quarter of fiscal 2010, Issuer Direct achieved revenues of $403,991, compared to $326,433 in the third quarter of fiscal 2009, representing a growth of 24% in revenue for the period. Revenue for the nine months ended September 30, 2010 increased 115% to $3,368,722 as compared to $1,564,777 in the same period of 2009.  The increase in revenue during the third quarter of 2010 as compared to the same period in 2009 is primarily due to the continued growth of the Company’s transfer agent business, which increased by 447% as compared to the same period in 2009. Gross profit for the quarter ended September 30, 2010 was $212,933 as compared to $180,942 in the same period of 2009.

The Company reported a net loss for the quarter ended September 30, 2010 of $40,772 or $0.00 per share, as compared to a net loss of $9,958, or $0.00 per share in the same period of 2009.  The Company reported net income for the nine months ended September 30, 2010 of $222,735, or $0.01 per share, as compared to $350,236, or $0.02 per share, in the same period of 2009.

“While we are pleased with the third quarter’s increase in revenue, we are equally happy that this quarter represents our tenth quarter of year over year growth since the beginning of 2008,” stated Brian Balbirnie, Chief Executive Officer of Issuer Direct. Mr. Balbirnie went on to say, “We are beginning to see an upturn in activity in our financial reporting segment due to the interest in XBRL for both Issuers and Funds, and as the deadline nears we should see substantial increases in top line revenues and segment margin improvement because of this regulatory deadline.”

During the quarter ended September 30, 2010, the Company successfully completed the relocation to their new corporate headquarters at 500 Perimeter Park, Suite D, Morrisville, NC.  The new corporate office is over 16,000 square feet, and will be sufficient to handle the next phase of the Company’s growth.  Coincident to the relocation and over the past thirty days the company has added ten employees to its sales group and transfer agent business segment; bringing the total headcount to 25.

Non-GAAP Results

The Company reported non-GAAP net income during the quarter ended September 30, 2010 of $10,321, or $0.00 per share, as compared to non-GAAP net income of $6,875, or $0.00 per share, as compared to the same period of 2009.  The Company reported non-GAAP net income during the nine months ended September 30, 2010 of $366,673, or $0.02 per share, as compared to non-GAAP net income of $380,736, or $0.02 per share, during the same period of 2009.  Please refer to the attached reconciliations of non-GAAP financial measures referred to in this release to the most directly comparable GAAP measures.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations.  The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.

About Issuer Direct Corporation:

Issuer Direct Corporation ("IDC") is a market leader and innovator in public company products and services. As an issuer services focused company, Issuer Direct alleviates the complexity of maintaining compliance through integrated products and services that help companies produce and distribute their financial and business communications both online and in print. As a shareholder compliance company, Issuer Direct is dedicated to assisting corporate issuers in an ever-changing regulatory environment and to comply with the myriad of rules imposed by regulatory bodies.

The Issuer Direct logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4547

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. We disclaim any intention to, and undertake no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact our forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2009, including but not limited to the discussion under "Risk Factors" therein, filed with the SEC, which you may view at http://www.sec.gov.

Contact:
Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September30,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$495,325	$146,043
Accounts receivable (net of allowance for doubtful accounts of $50,053 and $16,785, respectively)	138,966	152,069
Other current assets	26,003	25,443
Total current assets	660,294	323,555
Furniture, equipment and improvements (net of accumulated depreciation of $28,739 and $18,316, respectively)	54,039	21,087
Intangible assets (net of accumulated amortization of $50,333 and $67,833, respectively)	97,863	120,363
Other noncurrent assets	15,576	-
Total assets	$827,772	$465,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$84,180	$51,715
Accrued expenses	38,464	59,810
Notes payable – related party	-	73,525
Total current liabilities	122,644	185,050
Other long term liabilities	1,918	-
Total liabilities	124,562	185,050

Stockholders' equity:
Preferred stock, $1.00 par value, 10,000,000 shares authorized – Series A, 60 shares designated, 31 and 5 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively; Series B, 476,200 shares designated, no shares issued and outstanding.	31	5
Common stock $.001 par value, 100,000,000 shares authorized, 17,635,312 and 16,826,342 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively.	17,635	16,826
Additional paid-in capital	1,663,382	1,463,697
Accumulated deficit	(977,838)	(1,200,573)
Total stockholders' equity	703,210	279,955
Total liabilities and stockholders’ equity	$827,772	$465,005

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30	September 30	September 30	September 30
	2010	2009	2010	2009

Revenues	$403,991	$326,433	$3,368,722	$1,564,777
Cost of services	191,058	145,491	2,303,414	630,532
Gross profit	212,933	180,942	1,065,308	934,245
Operating costs and expenses
General and administrative	180,961	130,069	546,940	370,198
Sales and marketing expenses	73,842	52,609	241,353	184,990
Impairment charges	4,000	-	4,000	-
Depreciation and amortization	7,344	9,304	28,924	28,568
Total operating costs and expenses	266,147	191,982	821,217	583,756
Net operating income (loss)	(53,214)	(11,040)	244,091	350,489
Other income (expense):
Interest income (expense), net	12,442	1,082	(21,356)	(253)
Total other income (expense)	12,442	1,082	(21,356)	(253)
Net income (loss)	$(40,772)	$(9,958)	$222,735	$350,236
Income (loss) per share - basic	$(0.00)	$(0.00)	$0.01	$0.02
Income (loss) per share - fully diluted	$(0.00)	$(0.00)	$0.01	$0.02
Weighted average number of common shares outstanding - basic	17,592,921	16,854,717	17,312,241	17,075,999
Weighted average number of common shares outstanding - fully diluted	17,592,921	16,854,717	17,499,932	17,124,873

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
	2010	2009
Cash flows from operating activities:
Net income	$222,735	$350,236
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	28,924	28,568
Bad debt expense	44,061	29,680
Impairment charges	4,000	-
Non-cash interest expense	34,178	-
Stock-based expense	78,898	10,000
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(30,958)	(23,371)
Decrease (increase) in deposits and prepaids	(16,136)	(14,557)
Increase (decrease) in accounts payable	32,465	(92,596)
Increase (decrease) in accrued expenses	(5,509)	(37,910)
Net cash provided by operating activities	392,658	250,050

Cash flows from investing activities:
Purchase of property and equipment	(43,376)	(13,142)
Net cash used in investing activities	(43,376)	(13,142)

Cash flows from financing activities:
Repurchase of common stock	-	(6,750)
Repayments of notes payable	-	(64,828)
Net cash used in financing activities	-	(71,578)

Net change in cash	349,282	165,330
Cash – beginning	146,043	50,367
Cash – ending	$495,325	$215,697

Supplemental disclosure for non-cash investing and financing activities:
Cash paid for interest	$518	$1,192
Cash paid for income taxes	$-	$-
Non-cash activities:
Accrued expenses settled by issuance of shares	$-	$25,000
Related party notes payable and accrued interest converted to common shares	$59,666	$-
Related party notes payable and accrued interest converted to preferred shares	$27,780	$-

ISSUER DIRECT CORPORATION
RECONCILATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended September 30,
	2010		2009
	Amount	Per diluted share	Amount	Per diluted share
Net loss	$(40,772)	$(0.00)	$(9,958)	$(0.00)
Adjustments:
Amortization of intangible assets and impairment charges (1)	8,833	0.00	6,833	0.00
Stock based compensation (2)	33,898	0.00	10,000	0.00
Moving expenses (3)	8,362	0.00	-	-
Non-GAAP net income	$10,321	$0.00	$6,875	$0.00

	Nine Months Ended September 30,
	2010		2009
	Amount	Per diluted share	Amount	Per diluted share
Net income	$222,735	$0.01	$350,236	$0.02
Adjustments:
Amortization of intangible assets and impairment charges (1)	22,500	0.00	20,500	0.00
Stock based compensation (2)	78,898	0.00	10,000	0.00
Moving expenses (3)	8,362	0.00	-	-
Non-cash interest expense (4)	34,178	0.00	-	-
Non-GAAP net income	$366,673	$0.02	$380,736	$0.02

(1)	The adjustments represent the amortization and impairment of intangible assets related to acquired companies.

(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.

(3)	The adjustments represent moving expenses incurred related to the relocation to our new headquarters in September 2010.

(4)
The adjustments represent non-cash interest expense incurred upon the conversion of notes payable into shares of the company for the value of the shares received in excess of the carrying value of the notes payable and accrued interest.